FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.
AND
STATE OF MICHIGAN
OFFICE OF FINANCIAL AND INSURANCE REGULATION FOR THE STATE OF MICHIGAN ("OFIR")
LANSING, MICHIGAN

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In the Matter of	)	CONSENT ORDER
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COMMUNITY CENTRAL BANK	)
MOUNT CLEMENS, MICHIGAN	)	FDIC-10-561b
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(STATE CHARTERED	)
INSURED NONMEMBER BANK))
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Community Central Bank, Mount Clemens, Michigan (“Bank”),  having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b), and under  § 2304 of the Banking Code of 1999, Mich. Comp Laws § 487.12304, regarding hearings before the Office of Financial and Insurance Regulation for the State of Michigan ("OFIR") , and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) with representatives of  the Federal Deposit Insurance Corporation (“FDIC”) and the OFIR dated October 29, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying any charges of unsafe or unsound banking practices relating to weaknesses in asset quality, earnings, and capital and without admitting or denying any violations of law, rule, or regulation, the Bank consented to the issuance of a CONSENT ORDER (“ORDER”) by the

FDIC and the OFIR.
The FDIC and the OFIR considered the matter and decided to accept the STIPULATION.
Having determined that the requirements for issuance of an order under 12 U.S.C. § 1818(b), and Mich. Comp Laws § 487.12304 have been satisfied, the FDIC and OFIR HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows:
MANAGEMENT
           1.           (a)           Within thirty (90) days from the effective date of this ORDER, the Bank shall have and retain qualified management.  Management shall be provided the necessary written authority to implement the provisions of this ORDER.  The qualifications of management shall be assessed on its ability to:
(i)	Comply with the requirements of this ORDER;
(ii)	Operate the Bank in a safe and sound manner;
(iii)	Comply with applicable laws, rules, and regulations; and
(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.
(b)           During the life of this ORDER, prior to the addition of any individual to the board of directors or the employment of any individual as a senior executive officer, the Bank shall request and obtain the written approval of the OFIR’s Chief Deputy Commissioner (“Chief Deputy Commissioner”).  For purposes of this ORDER, “senior executive officer” is defined as in section 32 of the Act (“section 32”), 12 U.S.C. § 1831(i), and section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).
MANAGEMENT PLAN
2.           (a)           Within thirty (30) days from the effective date of this ORDER, the Bank shall submit a proposal to, and thereafter shall, retain an independent third party acceptable to the Regional Director of the FDIC’s Chicago Region (“Regional Director”) and Chief Deputy Commissioner, who will develop a written analysis and assessment of the Bank’s management needs (“Management Study”) for the purpose of providing qualified management for the Bank.
(b)           The Bank shall provide the Regional Director and Chief Deputy Commissioner with a copy of the proposed engagement letter or contract with the independent third party for review.
(c)           The Management Study shall be developed within ninety (90) days from the effective date of this ORDER.  The Management Study shall include, at a minimum:
(i)	Identification of both the type and number of officer positions needed to properly manage and supervise the affairs of the Bank;
(ii)	Identification and establishment of such Bank committees as are needed to provide guidance and oversight to active management;
(iii)
Evaluation of the Bank's executive officers to determine whether these individuals possess the ability, experience and other qualifications required to perform present and anticipated duties, including adherence to the Bank’s established policies and practices, and restoration and maintenance of the Bank in a safe and sound condition;

(iv)	Evaluation of all Bank officers’ compensation, including salaries,

director fees, and other benefits; and,
(v)
A plan to recruit and hire any additional or replacement personnel with the requisite ability, experience and other qualifications to fill those officer positions identified by this paragraph of this ORDER.

       (d)           The plan required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner for review and comment.  Within thirty (30) days of receipt of any comments from the Regional Director or Chief Deputy Commissioner, the Bank shall incorporate any changes required by the Regional Director or Chief Deputy Commissioner and thereafter adopt, implement, and adhere to the plan.
BOARD PARTICIPATION
3.           (a)           As of the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank's activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size.  This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including managements responses; and compliance with this ORDER.  Board minutes shall document these reviews and approvals, including the names of any dissenting directors.
(b)   Within fifteen (15) days from the effective date of this ORDER, the Bank’s board of directors shall have in place a program that will provide for monitoring of the Bank’s compliance with this ORDER.

(c)   Following the required date of compliance with subparagraph (a) above, the Bank’s board of directors shall review the Bank’s compliance with this ORDER and record its review in the minutes of each regularly scheduled monthly board of directors’ meeting.
CAPITAL
4.           (a)           Within ninety (90) days from the effective date of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets (“capital ratio”) at a minimum of nine percent (9.0%) and its level of qualifying total capital as a percentage of risk-weighted assets (“total risk based capital ratio”) at a minimum of twelve percent (12.0%). For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations (“Part 325”), 12 C.F.R. Part 325.
(b)           If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan.  Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank’s existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429 and to the Commissioner, Office of Financial and Insurance

Regulation for the State of Michigan, 611 Ottawa Street, Lansing, Michigan 48933, for their review.  Any changes requested to be made in the materials by the FDIC or the OFIR shall be made prior to their dissemination.
(c)           In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities.  The written notice required by this paragraph shall be furnished within ten (10) calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank’s original offering materials.
LOSS CHARGE-OFF
5.           As of the effective date of this ORDER the Bank shall charge off from its books and records any asset classified “Loss” in the Report of Examination dated March 29, 2010 (“ROE”) that has not been previously collected or charged off, and shall further charge off any asset classified “loss” at subsequent examinations or visitations during the life of this ORDER within ten (10) days of receipt of the report.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS
6.           (a)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified “Loss” in the ROE, so long as such credit remains uncollected.
(b)           As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified “Substandard”, “Doubtful”, or is listed for Special Mention in the ROE, and is uncollected unless the Bank’s board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank.  A copy of the statement shall be signed by each director, and incorporated in the minutes of the applicable board of directors’ meeting.  A copy of the statement shall be placed in the appropriate loan file.
REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS
7.           (a)           Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank’s risk position in each asset in excess of $250,000 which is more than ninety (90) days delinquent or classified “Substandard” or “Doubtful” in the ROE.  The plan shall include, but not be limited to, provisions which:
(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;
(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;
(iii)	Delineate areas of responsibility for loan officers;
(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(v)	Provide for the submission of monthly written progress reports to the Bank’s board of directors for review and notation in minutes of the meetings of the board of directors.
       (b)           As used in this paragraph, “reduce” means to: (1) collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the OFIR.
       (c)           While this ORDER remains in effect, the plan shall be revised to include assets which become more than ninety (90) days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.
LIQUIDITY PLAN
8.           (a)           Within sixty (60) days of the effective date of this ORDER, the Bank shall adopt a written contingency funding plan (“Liquidity Plan”).  The Liquidity Plan shall identify sources of liquid assets to meet the Bank’s contingency funding needs over time horizons of one month, two months, and three months.  At a minimum, the Liquidity Plan shall be prepared in conformance with the Liquidity Risk Management Guidance found at FIL-84-2008, as supplemented by FIL-13-2010, and include provisions to address the issues identified in the ROE.
(b)           On each Friday the Bank is open for business during the life of this ORDER, the Bank shall submit to the Regional Director and the Chief Deputy Commissioner a liquidity analysis report, in a format that is acceptable to the Regional Director and the Chief Deputy Commissioner.
(c)           A copy of the plan required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner.

DIVIDEND RESTRICTION
9.           As of the effective date of this ORDER, the Bank shall not declare or pay any  dividend without the prior written consent of the Regional Director and Chief Deputy Commissioner.
ALLOWANCE FOR LOANS AND LEASE LOSSES
10.           (a)           Within thirty (30) days of the effective date of this ORDER the Bank shall increase its Allowance for Loan and Lease Losses (“ALLL”) to $7,000,000.
(b)   Prior to submission or publication of all Reports of Condition and Income required by the FDIC after the effective date of this ORDER, the board of directors of the Bank shall review the adequacy of the Bank’s ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided.  In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank’s ALLL provided by the FDIC or OFIR.
(c)   ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.
PROFIT PLAN AND BUDGET
11.           (a)           Within ninety (90) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar years 2010 and 2011.  The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank’s overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components, and identify the major areas in, and means by which, earnings will be improved.
(b)           At each monthly board meeting following completion of the profit plans and budgets required by this paragraph, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(c)           A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.
(d)           Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.
STRATEGIC PLAN
12.           (a)           Within ninety (90) days from the effective date of this ORDER, the Bank shall formulate, adopt, and implement a realistic, comprehensive strategic plan.  The plan required by this paragraph shall contain an assessment of the Bank’s current financial condition and market area, and a description of the operating assumptions that form the basis for major projected income and expense components.  The written strategic plan shall address, at a minimum:
(i)	Strategies for pricing policies and asset/liability management; and
(ii)	Financial goals, including pro forma statements for asset growth, capital adequacy, and earnings.
(b)           Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank’s board of directors shall evaluate the Bank’s actual performance in relation to the strategic plan required by this paragraph and record the results of the evaluation, and any actions taken by the Bank, in the minutes of the board of directors’ meeting at which such evaluation is undertaken.
(c)           The strategic plan required by this ORDER shall be revised 30 days prior to the end of each calendar year during which this ORDER is in effect. Thereafter the Bank shall approve the revised plan, which approval shall be recorded in the minutes of a board of directors’ meeting, and the Bank shall implement and adhere to the revised plan.
(d)           Copies of the plan and revisions thereto required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.
CORRECTION OF VIOLATIONS
13,           Within sixty (60) days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, rule, and regulations listed in the ROE.
LENDING AND COLLECTION POLICIES
14.           (a)           Within sixty (60) days from the effective date of this ORDER, the Bank shall revise, adopt, and implement written lending and collection policies to provide effective guidance and control over the Bank’s lending function.  In addition, the Bank shall obtain adequate and current documentation for all loans in the Bank’s loan portfolio.
(b)           The revisions to the Bank’s loan policy and practices, required by this paragraph, at a minimum, shall incorporate the items discussed in the ROE.
(c)           Copies of the policies and revisions thereto required by this paragraph shall be submitted to the Regional Director and Chief Deputy Commissioner.

LOAN UNDERWRITING AND CREDIT ADMINISTRATION
15.           Within ninety (90) days from the effective date of this ORDER, the bank will implement a system to ensure that loan underwriting and credit administration deficiencies detailed in the ROE are corrected.  In addition, the bank will obtain re-appraisals or re-evaluations of real estate collateral securing adversely classified and delinquent loans, consistent with the collateral monitoring requirements of Appendix A to Part 365, Appendix A to Part 364, and the Interagency Policy Statement of Appraisal and Evaluation Guidelines.
NOTIFICATION TO SHAREHOLDER
16.           Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank’s next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.
PROGRESS REPORTS
17.           Within forty-five (45) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and Chief Deputy Commissioner written progress reports signed by each member of the Bank’s board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.

The effective date of this ORDER shall be the date of issuance by the FDIC and the OFIR.  The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.
The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the OFIR.

Pursuant to delegated authority.

Dated:  November 1, 2010

/s/ M. Anthony Lowe M. Anthony Lowe Regional Director Chicago Regional Office Federal Deposit Insurance Corporation	/s/ Stephen R. Hilker Stephen R. Hilker Chief Deputy Commissioner Office of Financial and Insurance Regulation for the State of Michigan

March 29, 2010YesYesOffice of Financial and Insurance Regulation for the State of Michigan ("OFIR")§ 2304 of the Banking Code of 1999, Mich. Comp Laws § 487.12304LansingMichigan and the Chief Deputy Commissioner (“OFIR”) of the Office of Financial and Insurance Regulation for the State of Michigan ("OFIR") (“State”)Stephen R. HilkerChief Deputy Commissioner